BUSINESS.32174924.3

Exhibit 10.20

GUARANTY

GUARANTY, dated as of December 18, 2024 (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), made by FORTRESS CREDIT REALTY INCOME TRUST, a Maryland statutory trust (“Guarantor”), for the benefit of Goldman Sachs Bank USA, a New York State member bank (“Purchaser”).

W I T N E S S E T H :

WHEREAS, Purchaser and FCR Key GS Seller II LLC, a Delaware limited liability company (“Seller”), are parties to that certain Master Repurchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, Guarantor will derive benefits, directly and indirectly, from the execution, delivery and performance by Seller of the Transaction Documents, and the transactions contemplated by the Repurchase Agreement and the other Transaction Documents; and

WHEREAS, it is a condition precedent to the Repurchase Agreement and the consummation of the Transactions thereunder that Guarantor execute and deliver this Guaranty for the benefit of Purchaser.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

ARTICLE I.

Defined Terms
(a)
Each of the definitions set forth on Exhibit A hereto are, solely for the purposes of Article V(k) hereof, hereby incorporated herein by reference. Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.
(b)
The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.
ARTICLE II.

NATURE AND SCOPE OF GUARANTY
(a)
Guaranty of Obligations. The Guarantor’s guaranteed obligations (the “Guaranteed Obligations”) are as follows:
(i)
Guarantor hereby irrevocably and unconditionally guarantees and promises to Purchaser and its successors and assigns, the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) all reasonable out of pocket court costs, enforcement costs and legal and other expenses (including attorneys’ fees and expenses) (collectively, “Costs”) that are incurred by Purchaser in the enforcement of any obligation of a Guarantor under this Guaranty; and (b) all actual losses, damages and Costs that are incurred by Purchaser as a result of any of the following events:
(1)
any fraud, intentional material misrepresentation, gross negligence, illegal acts or willful misconduct by Seller, Pledgor or Guarantor (collectively, “Obligor(s)”) or any of their respective Affiliates, in connection with the Repurchase Agreement, this Guaranty, the other Transaction Documents, any certificate, report, financial statement or other instrument or document furnished to Purchaser (A) at the time of the Closing Date or (2) during the term of this Guaranty, the Repurchase Agreement or any of the other Transaction Documents;
(2)
any Obligor’s misappropriation or unremedied misapplication of any income or other amounts received from any Purchased Asset;
(3)
any Obligor seeking to contest, challenge, deny or repudiate: (a) any provision of the Transaction Documents, (b) any right or remedy of Purchaser under any of the Transaction Documents, (c) any obligation, covenant, agreement or duty of any Obligor under any of the Transaction Documents or (d) any Lien, security interest or control granted under or in connection with the Transaction Documents, Collateral, Pledged Collateral or any Purchased Asset, excluding, in each case, good faith disputes;
(4)
Seller’s failure to obtain Purchaser’s prior written consent to any voluntary incurrence of Indebtedness not permitted under the Transaction Documents;
(5)
any material breach of any representations and warranties contained in any Transaction Document relating to (1) Environmental Laws, (2) any indemnity for costs incurred in connection with the violation of any Environmental Law, (3) the correction of any environmental condition, or (4) the removal of any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law, in each case in any way affecting any of the Purchased Assets; provided, that Guarantor shall have no liability under this clause (5) with respect to conditions on any Mortgaged Property first arising after the date upon which Purchaser enforces its remedies with respect to the related Purchased Asset pursuant to Article 14(b)(ii)(D) of the Repurchase Agreement;
(6)
any Obligor, or any Affiliate thereof, attempts, at any time, in any court proceeding or otherwise, to (A) recharacterize any of the Transactions or any of the Transaction Documents as a loan, as a debt or any financing arrangement between or among any Obligor and Purchaser, or (B) assert in writing or in a court proceeding that any of the Transactions is not a “master netting agreement” as such term is defined in Section 101 of Title 11 of the United States Code, as amended, or a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended; and
(7)
any material breach of the separateness covenants contained in the Repurchase Agreement that does not result in the substantive consolidation of any of the assets and/or liabilities of Seller with the assets and/or liabilities of any other entity.

(ii)
Guarantor irrevocably and unconditionally guarantees and promises to pay to Purchaser and its successors and assigns, in lawful money of the United States, in immediately available funds, the entire Repurchase Price immediately upon the occurrence of:
(1)
with respect to any Obligor: (A) the commencement by such Obligor as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution or similar law, or such Obligor seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such Obligor or all or substantially all of the property of and assets of such Obligor (unless consented to by Purchaser); (B) the commencement of any such case or proceeding against such Obligor, seeking such an appointment or election, that arose from any collusive action or assistance of any such Obligor or its Affiliates or their agents (or, as to which, any such Obligor files a petition seeking to join as a party); or (C) the making by such Obligor of a general assignment for the benefit of creditors; and
(2)
any material breach of the separateness covenants contained in the Repurchase Agreement that substantially contributes to the substantive consolidation of any of the assets and/or liabilities of Seller with the assets and/or liabilities of any other entity.
(b)
Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Purchaser and any successor, endorsee, transferee or assignee under the Repurchase Agreement and shall not be discharged by the assignment or negotiation of all or part thereof.
(c)
Satisfaction of Guaranteed Obligations. Guarantor shall satisfy its obligations hereunder without demand, presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever. The obligations of Guarantor hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Seller, or any other party, against Purchaser or against the payment of the Guaranteed Obligations, other than the payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with such Guaranteed Obligations or otherwise.
(d)
No Duty to Pursue Others. It shall not be necessary for Purchaser (and Guarantor hereby waives any rights which Guarantor may have to require Purchaser), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Seller or others liable on the Guaranteed Obligations or any other person, (ii) enforce or exhaust Purchaser’s rights against any collateral which shall ever have been given to secure the Guaranteed Obligations, (iii) join Seller or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of the Guaranteed Obligations. Purchaser shall not be entitled to actually receive payment of the same amounts from both Seller and Guarantor.
(e)
Waivers. Guarantor agrees to the provisions of the Transaction Documents, and hereby waives notice of (i) any loans or advances made by Purchaser to Seller or any purchases of the Purchased Asset made by Purchaser from Seller, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Repurchase Agreement or of any other Transaction Documents,

(iv) the execution and delivery by Seller and Purchaser of any other agreement or of Seller’s execution and delivery of any other documents arising under the Transaction Documents or in connection with the Guaranteed Obligations, (v) the occurrence of any breach by Seller or an Event of Default under the Transaction Documents, (vi) Purchaser’s transfer or disposition of the Transaction Documents, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Seller, (ix) [intentionally omitted] and (x) all other demands and notices of every kind in connection with this Guaranty, the Transaction Documents and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.
(f)
Payment of Expenses. After the occurrence and during the continuance of an Event of Default, Guarantor shall promptly after demand therefor by Purchaser, pay Purchaser all costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) actually incurred by Purchaser in the enforcement hereof or the preservation of Purchaser’s rights hereunder. The covenant contained in this Article II(f) shall survive the payment and performance of the Guaranteed Obligations.
(g)
Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Purchaser must rescind or restore any payment, or any part thereof, received by Purchaser in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Purchaser shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Seller and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Seller’s or Guarantor’s payment and performance of the Guaranteed Obligations which is not so rescinded or Guarantor’s performance of such obligations and then only to the extent of such performance.
(h)
Deferral of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably defers any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Purchaser), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Seller or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty until payment in full of the Guaranteed Obligations and termination of the Repurchase Agreement. Guarantor hereby subordinates all of its subrogation rights against Seller arising from payments made under this Guaranty to the full payment of the Guaranteed Obligations due Purchaser for a period of ninety-one (91) days following the final payment of the last of all of the Guaranteed Obligations and termination of the Repurchase Agreement. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Purchaser, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Purchaser in the exact form received by Guarantor (duly indorsed by Guarantor to Purchaser, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Purchaser may determine.
(i)
Seller. The term “Seller” as used herein shall include any new or successor corporation, limited liability company, association, partnership (general or limited), joint venture,

trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Seller or any interest in Seller.
ARTICLE III.

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, except to the extent required by the terms hereof, and waives any common law, equitable, statutory or other rights (including without limitation, except to the extent required by the terms hereof, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a)
Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Repurchase Agreement, the other Transaction Documents (other than this Guaranty), or any other document, instrument, contract or understanding between Seller and Purchaser, or any other parties, pertaining to the Guaranteed Obligations.
(b)
Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Purchaser to Seller.
(c)
Condition of Seller or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Seller, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations or any dissolution of Seller or Guarantor, or any sale, lease or transfer of any or all of the assets of Seller or Guarantor, or any changes in the shareholders, partners or members of Seller or Guarantor; or any reorganization of Seller or Guarantor.
(d)
Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability against Seller of all or any part of the Repurchase Agreement or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (ii) the officers or representatives executing the Repurchase Agreement or the other Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iii) the Seller has valid defenses (other than payment of the Guaranteed Obligations), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Seller, (iv) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable or (v) the Repurchase Agreement, or any of the other Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Seller or any other person is found not liable on the Guaranteed Obligations or any part thereof for any reason.

(e)
Release of Obligors. Any full or partial release of the liability of Seller on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement, as between Purchaser and Guarantor, that other parties will be liable to pay or perform the Guaranteed Obligations, or that Purchaser will look to other parties to pay or perform the obligations of Seller under the Repurchase Agreement or the other Transaction Documents.
(f)
Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
(g)
Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) by any party other than Purchaser of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
(h)
Care and Diligence. Except to the extent the same shall result from the gross negligence or willful misconduct of Purchaser, the failure of Purchaser or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Purchaser (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
(i)
Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.
(j)
Offset. The liabilities and obligations of Guarantor to Purchaser hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense (other than payment of the Guaranteed Obligations) of Seller against Purchaser, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations).
(k)
Merger. The reorganization, merger or consolidation of Seller into or with any other corporation or entity.

(l)
Preference. Any payment by Seller to Purchaser is held to constitute a preference under bankruptcy laws, or for any reason Purchaser is required to refund such payment or pay such amount to Seller or someone else.
(m)
Other Actions Taken or Omitted. Except to the extent the same shall result from the gross negligence or willful misconduct of Purchaser, any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

To induce Purchaser to enter into the Transaction Documents, Guarantor represents and warrants to Purchaser as follows:

(a)
Benefit. Guarantor has received, or will receive, indirect benefit from the execution, delivery and performance by Seller of the Transaction Documents, and the transactions contemplated therein.
(b)
Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Seller and is familiar with the value of any and all collateral intended to be pledged as security for the payment of the Guaranteed Obligations.
(c)
No Representation By Purchaser. Neither Purchaser nor any other party on Purchaser’s behalf has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.
(d)
Solvency. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has, and will have, assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities fairly estimated) and debts, and has, and will have, property and assets sufficient to satisfy and repay its obligations and liabilities, as and when the same become due.
(e)
Organization. Guarantor (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) is duly licensed, qualified, and in good standing in each jurisdiction where such licensing or qualification is necessary for the transaction of Guarantor’s business, except where failure to be so licensed or qualified could not be reasonably likely to have a Material Adverse Effect, (iii) has the power to own its properties and to transact the businesses in which it is now engaged.

(f)
Authority. Guarantor represents that (A) it is duly authorized to execute and deliver this Guaranty and to perform its obligations under this Guaranty, and has taken all necessary action to authorize such execution, delivery and performance, and (B) each person signing this Guaranty on its behalf is duly authorized to do so on its behalf.
(g)
Due Execution. This Guaranty has been duly executed and delivered by Guarantor, for good and valuable consideration.
(h)
Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
(i)
Approvals and Consents. No consent, approval or other action of, or filing by, Guarantor with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Guaranty (other than consents, approvals and filings that have been obtained or made, as applicable, and any such consents, approvals and filings that have been obtained and are in full force and effect).
(j)
Licenses and Permits. Guarantor possesses all rights, licenses, permits, and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, except where the failure to possess same would not reasonably be likely to have a Material Adverse Effect.
(k)
Non-Contravention. Neither the execution and delivery of this Guaranty, nor consummation by Guarantor of the transactions contemplated by this Guaranty, nor compliance by Guarantor with the terms, conditions and provisions of this Guaranty will conflict with or result in a breach of any of the terms, conditions or provisions of (A) the organizational documents of Guarantor, (B) any material agreement by which Guarantor is bound or to which any assets of Guarantor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Guarantor, other than pursuant to the Transaction Documents, to the extent that such breach could be reasonably likely to have a Material Adverse Effect, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor in any material respect, to the extent that such breach could be reasonably likely to have a Material Adverse Effect, or (D) any Requirement of Law applicable to Guarantor in any material respect.
(l)
Litigation/Proceedings. There is no action, suit, proceeding, investigation, or arbitration pending or, to the knowledge of Guarantor, threatened in writing against Guarantor, or any of its assets that (A) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby or thereby or (B) could be reasonably likely to have a Material Adverse Effect.
(m)
No Outstanding Judgments. Except as otherwise disclosed in writing to Purchaser from time to time, there are no judgments against Guarantor in an amount greater than the Litigation Threshold unsatisfied of record or docketed in any court located in the United States of America.

(n)
Compliance with Law. Guarantor is in compliance in all material respects with all Requirements of Law. Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

All representations and warranties made by Guarantor herein shall survive until payment in full of the Guaranteed Obligations and termination of the Repurchase Agreement.

ARTICLE V.

COVENANTS OF GUARANTOR

Guarantor covenants and agrees with Purchaser that, until payment in full of all Guaranteed Obligations and termination of the Repurchase Agreement:

(a)
Guarantor Notices.
(i)
Default or Event of Default. Guarantor shall, as soon as possible but in no event later than two (2) Business Days after obtaining actual knowledge of such event, notify Purchaser of the occurrence of any Default or Event of Default.
(ii)
Other Defaults. Guarantor shall promptly, and in any event within two (2) Business Days after knowledge thereof, notify Purchaser of any default or event of default on the part of Guarantor under any Indebtedness or other material contractual obligations of Guarantor to the extent the obligations in connection with such default or event of default individually or in the aggregate exceed the applicable Default Threshold.
(iii)
Litigation and Judgments. Guarantor shall promptly (and in any event within five (5) Business Days after knowledge thereof) notify Purchaser of the commencement or written threat of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding affecting Guarantor or any of its Subsidiaries which (A) relates to the Purchased Asset, (B) questions or challenges the validity or enforceability of this Guaranty or any action to be taken in connection with the transactions contemplated hereby, (C) makes a claim against Guarantor in an aggregate amount greater than the applicable Litigation Threshold or (iv) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.
(iv)
Corporate Change. Guarantor shall not change its jurisdiction of organization unless it shall have provided Purchaser at least ten (10) Business Days’ prior written notice of such change.
(b)
Reporting. Guarantor shall deliver (or cause to be delivered) to Purchaser all financial information and certificates with respect to Guarantor that are required to be delivered pursuant to Article 12(b) of the Repurchase Agreement.
(c)
Preservation of Existence; Licenses. Guarantor shall at all times maintain and preserve its legal existence and in all material respects all of the rights, privileges, licenses, permits and franchises necessary for the operation of its business and for its performance under this Guaranty.

(d)
Compliance with Obligations. Guarantor shall at all times comply (i) with its organizational documents, (ii) in all material respects with any agreements by which it is bound or to which its assets are subject and (iii) any Requirement of Law applicable to it in all material respects.
(e)
Books of Record and Accounts. Guarantor shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, consistently applied, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP, consistently applied.
(f)
Taxes and Other Charges. Guarantor shall timely file all income, franchise and other tax returns required to be filed by it and shall pay and discharge all taxes, levies, assessments and other charges imposed on it, on its income or profits, or on any of its property as the same shall become due and payable, except (i) for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(g)
Due Diligence. Guarantor shall permit Purchaser to conduct continuing due diligence in accordance with Article 28 of the Repurchase Agreement.
(h)
No Change of Control. Guarantor shall not, without the prior consent of Purchaser, permit a Change of Control to occur.
(i)
Limitation on Distributions. After the occurrence and during the continuation of any Event of Default, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Guarantor (each, a “Distribution”), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor; provided, however, the Guarantor may distribute the minimum amount of cash required to be distributed so that Guarantor can maintain its status as a “real estate investment trust” under Sections 856 through 860 of the Code and avoid the payment of any U.S. federal or state income or excise tax, including, without limitation, income or excise taxes imposed under Section 857(b)(1), 857(b)(3) or 4981 of the Code.
(j)
Voluntary or Collusive Filing. Guarantor shall not voluntarily file a case or join or collude with any Person in the filing of an involuntary case, in respect of Seller under the Bankruptcy Code.
(k)
Financial Covenants. Guarantor shall at all times satisfy the following financial covenants, as determined quarterly on a consolidated basis in accordance with the Accounting Standards, consistently applied:
(i)
Tangible Net Worth. Guarantor shall not, (A) so long as its NAV is less than One Billion Dollars and 00/100 ($1,000,000,000.00), permit its Tangible Net Worth at any time to be less than the product of (x) 75.0% multiplied by (y) the positive difference between

(I) the aggregate net cash proceeds of Guarantor’s life-to-date equity subscriptions minus (II) the aggregate amount of Guarantor’s life-to-date equity redemptions, in each case, as of the applicable date of determination; or (B) so long as its NAV is equal to or greater than One Billion Dollars and 00/100 ($1,000,000,000.00), permit its NAV to be less than One Billion Dollars and 00/100 ($1,000,000,000.00).
(ii)
Liquidity. As of any date, Liquidity shall not fall below (x) from the Closing Date until the six (6) month anniversary of the Closing Date, $5,000,000, and (y) thereafter, the greater of (A) $10,000,000 and (B) seven and one half percent (7.5%) of the sum of (I) the aggregate outstanding Purchase Price of all Purchased Assets subject to the Repurchase Agreement and (II) the Crossed Purchase Price of all Crossed Purchased Assets, in each case, as of such date.
(iii)
Leverage Ratio. Guarantor shall not permit its Leverage Ratio at any time to be greater than 3.00 to 1.00.
(iv)
Interest Coverage Ratio. Guarantor shall not permit, as of the last day of any Test Period, its Interest Coverage Ratio for each such related Test Period, to be less than 1.40 to 1.00.
ARTICLE VI.

SET-OFF

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Guarantor hereby grants to Purchaser a right, following the occurrence and during the continuance of an Event of Default, to set-off, without notice to Guarantor, any sum or obligation whether or not arising under this Guaranty and irrespective of the currency, place of payment or booking office of the sum or obligation owed by Guarantor to Purchaser or any Affiliate of Purchaser against (i) any sum or obligation whether or not arising under this Guaranty and irrespective of the currency, place of payment or booking office of the sum or obligation owed by Purchaser or its Affiliates to Guarantor, (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Guarantor and the proceeds therefrom, now or hereafter held or received for the account of Guarantor (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Purchaser or its Affiliates or any entity under the control of Purchaser or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Purchaser, wherever located).

Purchaser and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Guarantor, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Purchaser or its Affiliates by Guarantor under the Transaction Documents or this Guaranty, irrespective of whether Purchaser or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Purchaser may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article VI shall be effective to create a charge or other security interest. This Article VI shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

ANY AND ALL RIGHTS TO REQUIRE PURCHASER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL THAT SECURE THE AMOUNTS OWING TO PURCHASER OR ITS AFFILIATES BY GUARANTOR UNDER THIS GUARANTY, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY GUARANTOR.

ARTICLE VII.

MISCELLANEOUS
(a)
Waiver. No failure to exercise, and no delay in exercising, on the part of Purchaser, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Purchaser hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing signed by Purchaser and Guarantor and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand (except to the extent such a notice or demand is required by the terms hereof).
(b)
Notices. Unless otherwise provided in this Guaranty, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (i) hand delivery, with proof of delivery, (ii) certified or registered United States mail, postage prepaid, (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (iv) by telecopier (with answerback acknowledged), provided that such telecopied notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above, or (v) by electronic mail; in the case of notice to the Purchaser or Guarantor, to the address specified below, or to such other address and person as shall be designated from time to time by Guarantor or Purchaser, as the case may be, in a written notice to the other in the manner provided for in this Article VII(b). A notice shall be deemed to have been given: (1) in the case of hand delivery, at the time of delivery, (2) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (3) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, (4) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article VII or (5) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof. A party receiving a notice that does not comply with the technical requirements for notice under this Article VII may elect to waive any deficiencies and treat the notice as having been properly given.

Purchaser: Goldman Sachs Bank USA

200 West Street

New York, New York 10282

Attention: Jeffrey Dawkins

Telephone: [***]

Telecopy: [***]

Email: [***]

Email: [***]

Email: [***]

Email: [***]

with a copy to: Goldman Sachs Bank USA

2001 Ross Avenue, Suite 2800

Dallas, Texas 75201

Attention: Structured Finance Legal (REFG)

Email: [***]

with a copy to: Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention: Kenneth D. Hackman
Telephone: [***]
Fax: [***]
Email: [***]

Guarantor: FCR Key GS Seller II LLC

c/o Fortress Credit Realty Income Trust

1345 Avenue of the Americas, 45th Floor

New York, New York 10105

Attention: David Scheible
Telephone: [***]

Email: [***]

with a copy to: FCR Key GS Seller II LLC

c/o Fortress Credit Realty Income Trust

1345 Avenue of the Americas, 45th Floor

New York, New York 10105

Attention: Jonathan Horowitz

Phone Number: [***]
E-mail: [***]

with a copy to: FCR Key GS Seller II LLC

c/o Fortress Investment Group

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention: General Counsel – Credit Funds

Fax: [***]

Email: [***]

with a copy to: Keystone National Group, LLC

60 E. South Temple, Suite 2100

Salt Lake City, Utah 84111

Attention: Heston Nielson

Email: [***]

with a copy to: Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Brian Krisberg, Esq.

Telephone: [***]

Email: [***]

(c)
GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(d)
SUBMISSION TO JURISDICTION; WAIVERS.
(i)
Each of Guarantor, and by its acceptance of the benefits of this Guaranty, Purchaser, irrevocably and unconditionally (A) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Repurchase Agreement or the Transaction and (B) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
(ii)
To the extent that Guarantor, and by its acceptance of the benefits of this Guaranty, Purchaser, has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Repurchase Agreement or the Transaction.
(iii)
Each of Guarantor and by its acceptance of the benefits of this Guaranty, Purchaser, hereby irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to it at its address specified herein. Each of Guarantor and by its acceptance of the benefits of this Guaranty, Purchaser, hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article VII(d) shall affect the right of Purchaser or Guarantor to serve legal process in any other manner permitted by law or affect the right of Purchaser or Guarantor to bring any action or proceeding against the other party or its property in the courts of other jurisdictions, and nothing in this Article VII(d) shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.
(iv)
GUARANTOR, AND BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY, PURCHASER, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
(e)
Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
(f)
Amendments. This Guaranty may be amended only by an instrument in writing executed by Guarantor and Purchaser.
(g)
Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Purchaser, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several. Purchaser may assign or transfer its rights under this Guaranty in accordance with the transfer of assignment provisions of the Repurchase Agreement.
(h)
Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation or construction of this Guaranty.
(i)
Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
(j)
Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Seller to Purchaser, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Purchaser hereunder shall be cumulative of any and all other rights that Purchaser may ever have against Guarantor. The exercise by Purchaser of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
(k)
Entirety. This Guaranty embodies the final, entire agreement of Guarantor and Purchaser with respect to Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Purchaser as a final and complete expression of the terms of the guaranty, and no course of dealing between Guarantor and Purchaser, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Purchaser relating to the subject matter hereof.
(l)
Intent. Guarantor intends (i) that this Guaranty constitute a “securities contract” as that term is defined in Section 741(7)(A)(xi) of the Bankruptcy Code to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code and (ii) that this Guaranty constitutes a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code.
(m)
Facilities with Other Lenders. If Guarantor has entered into or shall enter into or amend a repurchase agreement, warehouse facility, credit facility or other similar lending arrangement with any Person for the financing of performing transitional commercial real estate mortgage loans similar to the Purchased Loans (but excluding financings of single or individual commercial real estate mortgage loans) which by its terms provides, more favorable or additional financial covenants than the financial covenants set forth in this Guaranty or any of the definitions referenced in the financial covenants set forth in this Guaranty (in each case, a “More Favorable Agreement”), the terms of the Transaction Documents shall be deemed automatically amended to include such more favorable or additional financial covenants contained in such More Favorable Agreement. Guarantor shall give prompt notice to Purchaser of such more favorable terms. No later than five (5) Business Days after notice is given of the more favorable terms, the Guarantor shall enter into such amendments to this Guaranty and the other Transactions Document as may be required by Purchaser to give effect to such more favorable terms; provided, that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the Guarantor. In the event the More Favorable Agreement is later terminated or amended such that the more favorable or additional financial covenant is no longer applicable, the financial covenants applicable to Guarantor hereunder shall be modified to be the more favorable of (x) the financial covenants that were in place immediately prior to the modification of such financial covenants as required under this Article VII(m) and (y) the terms then in place under any other More Favorable Agreement containing a more favorable or additional financial covenant.

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned executed this Guaranty as of the day first written above.

FORTRESS CREDIT REALTY INCOME TRUST, a Maryland statutory trust

By: /s/ Daniel N. Bass
Name: Daniel N. Bass
Title: Authorized Signatory

[Signature Page to Guaranty]

EXHIBIT A

FINANCIAL COVENANT DEFINITIONS

“Available Borrowing Capacity” shall mean, with respect to any Person, on any date of determination, the total unrestricted, immediately available borrowing capacity which may be drawn (not including required reserves, fees and discounts) upon by such Person without condition (except for customary notice conditions) (and to the extent not otherwise pledged to any other Person) under any unsecured term or revolving credit facilities of such Person (but only to the extent that no default or event of default exists thereunder) which are made available by financial institutions whose short term unsecured debt is rated at least “A-1” by S&P and “P-1” by Moody’s, and has an equivalent or higher rating by each other nationally recognized statistical rating organization that provides a short-term unsecured debt rating to such financial institution, and whose long term unsecured debt is rated at least “A+” by S&P and “A1” by Moody’s and has an equivalent or higher rating by each other nationally recognized statistical ,rating organization that provides a long-term unsecured debt rating to such financial institution.

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Cash Equivalents” shall mean, with respect to any Person and its Consolidated Subsidiaries, and any date, to the extent owned by such Person or any of its Consolidated Subsidiaries unrestricted and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with Purchaser or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P or (d) money market funds domiciled inside or outside of the United States which funds have, at all times, credit ratings of “AAAm” by S&P or “Aaa-mf” by Moody’s.

“Consolidated EBITDA” shall mean, for any Test Period, with respect to Guarantor its Consolidated Subsidiaries, determined on a combined basis in the aggregate, an amount equal to the Consolidated Net Income (or loss) of Guarantor for such period, (a) plus, to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) Interest Expense for such period, (ii) depreciation and amortization expense, (iii) income taxes, (iv) non-recurring items reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) costs of investments not consummated, (vi) debt extinguishment charges, and (vii) extraordinary losses, and (b) minus, to the extent added in calculating such Consolidated Net Income, without duplication: (i) extraordinary gains and (ii) non-cash non-recurring gains, determined, in each case, on a consolidated basis without duplication.

“Consolidated Net Income” shall mean, with respect to any Test Period, the sum of all net income of Guarantor and its Consolidated Subsidiaries, determined, in each case, on a consolidated basis in accordance with GAAP.

“Consolidated Subsidiaries” shall mean, with respect to any Person and any date, any and all Subsidiaries of such Person that are consolidated with such Person in accordance with the Accounting Standards.

“Interest Coverage Ratio” shall mean, as of the last day of any Test Period, Consolidated EBITDA for the related Test Period, divided by Interest Expense for such Test Period.

“Interest Expense” shall mean, with respect to any Person and its consolidated Subsidiaries in respect of any period of four consecutive fiscal quarters, ended on the last day of any fiscal quarter of such Person, determined on a consolidated basis, whether paid or accrued, without duplication, consolidated interest expense of such Person and its Consolidated Subsidiaries, whether paid or accrued, without deduction of consolidated interest income of such Person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

“Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Total Indebtedness (excluding amounts outstanding under any subscription financing line of credit secured by Net Available Capital Commitments) to (ii) NAV, in each case, as of such date.

“Liquidity” shall mean, with respect to any Person and any date, the sum of (i) unrestricted Cash of such Person (for purposes of this clause (i), up to fifty percent (50%) of the unrestricted Cash component of minimum Liquidity may be satisfied with unencumbered Net Available Capital Commitments), (ii) Cash Equivalents of such Person, and (iii) the Available Borrowing Capacity of such Person, all on or as of such date.

“Moody’s” shall mean, Moody’s Investors Service, Inc., and its successors-in-interest.

“NAV” shall mean, with respect to Guarantor (i) the value of the assets of Guarantor, computed in accordance with the methodology and practices in use by Guarantor as of the date hereof, minus (ii) the total liabilities of Guarantor, computed in accordance with the methodology and practices in use by Guarantor as of the date hereof, in each case, determined in good faith, in accordance with GAAP and with valuations otherwise based on current market information and established procedures.

“Net Available Capital Commitments” shall mean, as of any date of determination with respect to Guarantor, calculated, without duplication and determined for Guarantor on an aggregate basis, the amount of any unfunded, unconditional, unencumbered (except for encumbrances in respect of customary pledges of capital commitments in support of a subscription credit facility), irrevocable and uncalled capital commitments of investors in the Guarantor, callable as of right by the Guarantor that are (a) payable in cash; (b) readily available to be called by the Guarantor without condition from time to time other than notice and similar administrative conditions; and (c) from an investor (i) that is not subject to an Act of Insolvency and (ii) that has not previously failed to fund any other capital call under a partnership agreement, subscription agreement or another similar agreement.

“Non-Recourse Indebtedness” shall mean, for any period, with respect to any Person and its consolidated Subsidiaries, without duplication, any of the following: (i) Indebtedness under convertible debt notes not subject to margin calls, (ii) recourse Indebtedness arising solely by reason of customary recourse carve-outs under a non-recourse guaranty or agreement, including, but not limited to, fraud, misappropriation and misapplication, and environmental indemnities, but, in any case, only to the extent that no full recourse condition under the applicable guaranty or agreement has been triggered and no claim has been made or threatened to be made under the applicable guaranty or agreement, and (iii) any springing recourse obligations (including guarantee obligations) of such Person (or any of its consolidated Subsidiaries) in connection with the issuance of, and obligations under, the securities or related instruments or certificates in a collateralized loan obligation transaction for which the related recourse trigger has not occurred and with respect to which no claim has been made.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors-in-interest.

“Tangible Net Worth” shall mean, with respect to any Person and any date, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet of such Person and its Consolidated Subsidiaries, as determined in accordance with GAAP minus (i) intangible assets included in the foregoing and (ii) prepaid taxes and/or expenses, all on or as of such date.

“Test Period” shall mean, with respect to the last day of any fiscal quarter (the “Testing Quarter”), the time period from the first day of the fiscal quarter beginning twelve months prior to the last day of the Testing Quarter, through and including the last day of the Testing Quarter.

“Total Indebtedness” shall mean, with respect to Guarantor and its Consolidated Subsidiaries, as of any date of determination, the aggregate Indebtedness of the Guarantor and its Consolidated Subsidiaries plus the proportionate share of all Indebtedness of all non-Consolidated Subsidiaries of Guarantor as of such date, other than Non-Recourse Indebtedness.